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                                                             EXHIBIT NO. 99.9(c)

                         MFS GOVERNMENT SECURITIES FUND
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS o 02116
                                (617) o 954-5000

                                                                January 17, 1996

MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as modified by a letter agreement dated August 30, 1993, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

Please indicate your acceptance of the foregoing by signing below.

                                                  Sincerely,

                                                  MFS GOVERNMENT SECURITIES FUND

                                                  By: W. THOMAS LONDON
                                                  ---------------------
                                                      W. Thomas London
                                                      Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.

By: JAMES E. RUSSELL
---------------------
    James E. Russell
    Treasurer

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                                                                    ATTACHMENT 1
                                                                  MARCH 29, 1996

                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                      AND MFS SERIES TRUST III (THE "FUND")

1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class;

         0.12% of the second $500 million of the assets of the series attributable to such class;

         0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.22% of the first $500 million of the assets of the series attributable to such class;

         0.18% of the second $500 million of the assets of the series attributable to such class;

         0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class;

         0.12% of the second $500 million of the assets of the series attributable to such class;

         0.09% over $1 billion of the assets of the series attributable to such class.